UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 5, 2009

Red Trail Energy, LLC
(Exact Name of Registrant as Specified in Its Charter)

North Dakota	000-52033	76-0742311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
P.O. Box 11, 3682 Highway 8 South
Richardton, North Dakota 58652
(Address of Principal Executive Offices)(Zip Code)
701-974-3308
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SIGNATURES

Item 1.01.   Entry into a Material Definitive Agreement.

On November 5, 2009, the Red Trail Energy, LLC (the “Company”) executed a Coal Sales Order dated November 5, 2009 with Westmoreland Coal Sales Company (“WCSC”) for the purchase of Powder River Basin coal. The order provides for the purchase of not less than 90,000 tons and not more than 115,000 tons per year for calendar years 2010 and 2011.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially. The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC

Date: November 12, 2009	By /s/ Mark E Klimpel
	Name:	Mark E Klimpel
	Title:	Chief Financial Officer